SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2004

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Under VeriSign, Inc.’s (the “Company”) previously announced share repurchase program, the Company repurchased on the open market a total of 2.1 million shares of its common stock at prices ranging from $16.33 per share to $17.30 per share during the period August 2 through August 31, 2004. VeriSign made these repurchases under the repurchase program that authorizes the Company to repurchase up to $350 million of its common stock on the open market or in negotiated or block trades. Since inception of this program in 2001, VeriSign has repurchased approximately 3.8 million shares of common stock for approximately $105 million. The Company will monitor the market environment for additional opportunities to repurchase shares as conditions warrant, however, there can be no assurance if or when any such purchases might occur.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: September 3, 2004	By:	/s/ James M. Ulam
James M. Ulam
Senior Vice President,
General Counsel and Secretary